EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT



      THIS IS AN EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 1st day of May, 1999, by and between DIANON Systems, Inc., a Delaware corporation ("DIANON"), and Beth Phillips ("Phillips").

                                  RECITALS:

      WHEREAS, DIANON has acquired substantially all of the assets and business of Kyto Meridien Diagnostics, L.L.C., a New York limited liability company ("Kyto Meridien"), pursuant to the terms of an Asset Purchase Agreement dated as of April 7, 1999, by and among DIANON, Kyto Meridien, Kyto Diagnostics, L.P., Meridien Diagnostics Labs, Inc., A. Bruce Shapiro and Ralph M. Richart, M.D. (the "Asset Purchase Agreement"); and

      WHEREAS, DIANON desires to employ Phillips for a period commencing as of the Closing Date ("Closing Date") of the Asset Purchase Agreement and ending two years from that date and Phillips desires to work for DIANON for such period on the terms and conditions hereinafter provided; and

      WHEREAS, Phillips's position with Kyto Meridien has given her access to and familiarity with the confidential information and business of Kyto Meridien acquired by DIANON and her employment with DIANON will give her access to and familiarity with the confidential information and business of DIANON; and

      WHEREAS, DIANON would be irreparably harmed if Phillips should disclose any of the confidential information which Phillips has acquired and will acquire or by entering into any activity competing with DIANON or the business of Kyto Meridien acquired by DIANON.

      NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions of this Agreement, Phillips and DIANON agree as follows:

      1. EMPLOYMENT. DIANON hereby employs Phillips on a full-time basis to serve as Operations Manager of the New City facility to perform such services and such tasks and assignments that are reasonably assigned to her by the general manager of the business acquired by DIANON consistent with her knowledge, experience and position, which services shall include, but not necessarily be limited to, initially aiding in the conversion and implementation of the Kyto Meridien business to the administrative, financial and laboratory systems and operations of DIANON and, over time, assuming duties for the management and coordination of non-technical areas of laboratory operations and client service.

      During her employment, Phillips shall at all times conduct herself and perform her services in a proficient and professional manner, in accordance with the applicable standards of care and the highest standards of business ethics.

      2. COMPENSATION. As full consideration for the services rendered by Phillips pursuant to this Agreement, together with Phillips's undertakings pertaining to the preservation of confidential information and the restrictive covenant set forth, respectively, in Sections 4 and 5 below, DIANON shall, during the term of this Agreement, compensate Phillips as follows:

            (a) DIANON shall pay Phillips an annualized salary of ninety-three thousand seven hundred ($93,700) dollars, payable in twenty-six equal biweekly (once every two weeks) increments of three thousand six hundred three dollars and eighty-five cents ($3,603.85);

            (b) DIANON shall reimburse the reasonable business expenses of Phillips in performing her duties hereunder in accordance with such policies regarding employee expenses as DIANON may have in effect from time to time during the term;

            (c) Phillips shall be eligible for such other employee benefits as are generally provided by DIANON to its employees, subject to the terms and conditions, including eligibility conditions, of any applicable employee benefit plan or program;

            (d) Upon termination of employment, Phillips may, at her own cost and in accordance with the requirements of COBRA, extend her employee insurance benefits.

      3. TERM. Unless sooner terminated in accordance with Section 9 below, the term of this Agreement and Phillips's employment shall commence on the Closing Date of the Asset Purchase Agreement and end on the second anniversary thereof.

      4. CONFIDENTIAL INFORMATION. From and after the date hereof, Phillips will not, directly or indirectly, use for her own benefit or purposes, or disclose to, or use for the benefit or purpose of any person or entity other than DIANON, any confidential information, knowledge or data relating to the business or operations of DIANON or those acquired by DIANON from Kyto Meridien. Such information, knowledge or data includes, but is not limited to, secret or confidential matters not published or generally known in the industry, such as information regarding pricing, costs, purchasing, profits, financing, markets, sales or customer lists, future developments, audits, investigations, enforcement actions, regulatory compliance, laboratory procedures and marketing and expansion plans. Any and all materials which may be produced or created by Phillips or others, or which may come into her possession in the course of her employment, or which relate in any manner to the business or prospective business of DIANON are and shall be the exclusive property of DIANON and Phillips shall not have any right, title or interest in any such materials. Upon termination of her employment, Phillips shall not have the right to remove any such materials from the offices of DIANON and shall promptly return to DIANON all things of whatever nature that belong to DIANON, including all materials and records in any form, format or medium containing or related to the confidential information of DIANON, and she shall neither make nor retain any part or copy thereof for her personal use or the use of third parties.

            Notwithstanding the foregoing, confidential information shall not include any information that is: (i) demonstrably developed independently by Phillips; (ii) publicly disclosed by DIANON or otherwise in the public domain without violation of this Agreement by Phillips; or (iii) rightfully received by Phillips from a third party, which, by disclosing to Phillips, does not breach any obligation or duty to DIANON. Notwithstanding this Section 4, Phillips may make such disclosures of confidential information as are duly compelled by court order or as required by law.


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

      5. RESTRICTIVE COVENANT. In consideration of this Agreement, for a period of two years from and after the Closing Date and for any renewal period or extension of the term hereof, and notwithstanding any earlier termination of this Agreement, except upon the express written consent of DIANON (which consent may be unreasonably withheld), Phillips shall not, for her own account, on behalf of, or jointly with, any other person, directly or indirectly, own, manage, operate, join, control, finance, invest in, perform services for, advise (or advise others with respect to), or otherwise participate in, or be connected with, or become or act as a partner, manager, member, director, officer, employee, consultant, representative or agent of any business (other than DIANON), individual, partnership, firm, proprietorship, professional practice, corporation, limited liability company or other entity that provides clinical laboratory or anatomic or surgical pathology services within a one hundred and fifty mile radius of New York City; provided however, that Phillips may purchase or own, solely as an inactive investor, the securities of any entity that are publicly traded on a national securities exchange where Phillips's aggregate holdings of such securities do not exceed two percent of the voting power or of any class of stock of such entity.

            In addition to the foregoing, during the same two-year period and for any renewal period or extension of the term hereof, Phillips shall not, on her own behalf, or on behalf of any other person or entity: (i) solicit the customers, suppliers or employees of DIANON or any affiliated entity; (ii) solicit or seek to hire any employee of DIANON or any affiliated entity; or
(iii) attempt in any manner, directly or indirectly, to influence, induce or encourage any such employee to leave the employment of DIANON or any affiliated entity. Phillips shall not take any action intended, or which may reasonably be expected, directly or indirectly, to impair the goodwill, reputation or good name of DIANON or Kyto Meridien, or otherwise to be detrimental to the interests of DIANON, including any action intended, or which may reasonably be expected, directly or indirectly to benefit a competitor of DIANON.

      6. SCOPE OF RESTRICTIONS. Phillips agrees that the restrictions set forth in Section 5 are reasonable. If, however, a court determines that any provision of Section 5 is unreasonable, either in geographic scope, length of time or otherwise, then Section 5 shall be interpreted and enforced to the maximum extent permitted by law and Phillips consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

      7. INJUNCTIVE RELIEF. Phillips acknowledges that irreparable harm would be suffered by DIANON in the event that any of the provisions of Sections 4 or 5 were not performed fully n accordance with the terms specified therein and that monetary damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by DIANON in the event that such undertakings and provisions were breached or violated. Accordingly, Phillips agrees that DIANON shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches or threatened breaches of the covenants, undertakings and provisions of those sections and to enforce specifically the provisions therein in any court of the United States or any state having jurisdiction over the matter, it being understood that any such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity and shall not be deemed exclusive of any common law or other rights of DIANON in connection with the matters covered hereby.


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

      8. INTELLECTUAL PROPERTY RIGHTS. Phillips agrees to assign, and hereby does assign to DIANON all of her right, title and interest in and to all inventions, improvements, discoveries and technical developments, whether or not patentable, which she solely or jointly with others, may conceive or reduce to practice during the term of her employment, which are related, in whole or in part, directly or indirectly, to the business of, or services or products of the type, provided by DIANON, or which may reasonably be provided or used by DIANON, or which are otherwise developed, in whole or in part, at DIANON's expense.

      Phillips shall disclose promptly to DIANON, all such ideas, discoveries and improvements conceived by her alone or in collaboration with others, and shall cooperate fully with DIANON both during and after employment, with respect to the procurement of patents for the establishment and maintenance of DIANON's rights and interests in said inventions, improvements, discoveries or developments, and shall sign all papers which DIANON may reasonably deem necessary or desirable for the purpose of vesting it with such rights.

      9.   TERMINATION.      (a) Phillips's  employment  under this Agreement
shall terminate on the occurrence of any of the following events:

            (i)   Upon the death of Phillips;

            (ii) Upon the sending of written notice from DIANON describing the activities constituting an act of default falling within any one or more of the following categories:

                  (A) Phillips's breach of any material promise or agreement set forth herein or failure to perform (other than for reasons beyond her control) substantially all of the duties reasonably required by Section 1; or

                  (B) Phillips's commission of an act of gross negligence or willful misconduct, or acts showing a pattern of negligence, in the performance of her duties or obligations hereunder;

Provided that no such termination under this subsection 9(b) shall be effective unless Phillips has first been afforded an opportunity to correct the alleged default, but such default continues, recurs or can not otherwise be corrected, in the good faith judgment of DIANON, within thirty days after delivery of such written notice of default to Phillips;

            (iii) Upon the occurrence of an event or the commission of an act under which Phillips is or may become subject to mandatory or permissive exclusion from Medicare and State health care programs, including those set forth in sections 1128, 1156 and 1892 of the Social security Act and any regulations promulgated thereunder; and

            (iv) Upon the passage of thirty (30)days after written notice of termination without cause from DIANON to Phillips.

      (b) In the event of a termination of this Agreement pursuant to subsection 9(a)(iv) above, DIANON shall continue to pay the compensation required by subsection 2(a) above until the second anniversary of the Closing Date of the Asset Purchase Agreement.


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

      (c) Section 4, 5, 6, 7, 11 and 13 of this Agreement shall survive, in accordance with their terms, any termination or expiration of this Agreement, whether any such termination be with or without cause or expiration occurs with the passage of time. Without limitation, no termination or expiration of this Agreement shall relieve Phillips of her obligations to DIANON with respect to the restrictive covenant in Section 5 and the preservation of confidential information under Section 4. Should Phillips violate any of the requirements of Sections 4 or 5 of this Agreement, DIANON may, in addition to any other remedies provided to DIANON under this Agreement, at law or in equity, immediately terminate any further post-termination payments to Phillips hereunder that otherwise may have been required.

      10. WAIVER. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall a waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

      11. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, by nationally recognized overnight delivery service, or mailed by certified or registered mail, postage prepaid, and addressed as follows:

            If to Phillips:   Beth Phillips
                              3 South Grant Ave.
                              Congers, New York 10920

            If to DIANON:     DIANON Systems, Inc.
                              200 Watson Boulevard
                              Stratford, Connecticut  06497
                              Attn: President

      12. ENTIRE AGREEMENT. This Agreement and the Asset Purchase Agreement set forth the entire agreement and understanding of the parties concerning the subject matter hereof. This Agreement may be amended only by a written instrument signed by both parties, which instrument must make specific reference to this Agreement and the intention to modify it.

      13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of laws provisions of that state.


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


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.



                                          /s/ Beth Phillips
                                          -----------------
                                          Beth Phillips



                                          DIANON SYSTEMS, INC.


                                          /s/ Kevin C. Johnson
                                          --------------------
                                          By:  Kevin C. Johnson
                                          Its:   President & CEO





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